SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  January 21, 2014

PSB Holdings, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin

0-26480

39-1804877

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

1905 Stewart Avenue

Wausau, WI 54401

(Address of principal executive offices, including Zip Code)

(715) 842-2191

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement

On January 21, 2013, Peoples State Bank (“PSB”), a wholly-owned subsidiary of PSB Holdings, Inc. (the “Company”), entered into a branch sale and purchase agreement with The Baraboo National Bank, pursuant to which PSB will acquire substantially all of the assets (including loans) and deposits of Baraboo’s branch office located in Rhinelander, Wisconsin; as well as certain loans that make up the loan portfolio of Baraboo’s branch located in Elcho, Wisconsin.  Baraboo’s branch offices in Rhinelander and Elcho do business as Northwoods National Bank.

The transaction is scheduled to close late in the first quarter of 2014 but is subject to receipt of all required regulatory approvals.  In addition to the required regulatory approvals, the agreement is also subject to customary closing conditions for a branch acquisition of this type.  The sale and purchase transaction has been approved by the boards of directors of both PSB and Baraboo.

The agreement provides that PSB will pay a deposit premium equal to 1.65% of core deposits that are acquired.  The agreement includes representations, warranties, and indemnities that are customary for these types of transactions.

A copy of the agreement executed in connection with the sale transaction is attached as Exhibit 2.1 to this Current Report on Form 8-K.  The Company’s news release announcing the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits

Exhibit 2.1*

Branch Purchase and Sale Agreement between The Baraboo National Bank (“Seller”) and Peoples State Bank (“Buyer”)

Exhibit 99.1

News release dated January 22, 2014

*Page iii of Exhibit 2.1 filed with this Current Report on Form 8-K contains a list of exhibits and schedules that are not included with this filing in accordance with Item 601(b)(2) of Regulation S-K.  The Company hereby undertakes to furnish to the Securities and Exchange Commission, as a supplement, a copy of any omitted exhibit or schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB HOLDINGS, INC.

Date:  January 22, 2014

By:  SCOTT M. CATTANACH

Scott M. Cattanach

Treasurer

EXHIBIT INDEX

to

FORM 8-K

of

PSB HOLDINGS, INC.

dated January 21, 2014

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

Exhibit 2.1

Branch Purchase and Sale Agreement between The Baraboo National Bank (“Seller”) and Peoples State Bank (“Buyer”)

Exhibit 99.1

News release dated January 22, 2014